UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2018

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DXC TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

U.S Accounts Receivables Securitization Facility

On September 24, 2018, DXC Technology Company (the “Company”) amended its committed receivables securitization program (the “Securitization”) with PNC Bank, National Association, as administrative agent (the “Administrative Agent”) and the purchasers party thereto (the “Purchasers”).

Pursuant to the amendments, (i) several originators (all of whom were CSC subsidiaries) repurchased their receivables under the Securitization and exited the facility (the “Exiting Originators”), leaving DXC Technology Services LLC (“DXC Technology Services”) as the sole Originator, (ii) the Company became the new Servicer (in such capacity, the “Servicer”), (iii) Computer Sciences Corporation (“CSC”) sold its membership interests in CSC Receivables LLC to DXC Technology Services, (iv) CSC Receivables LLC changed its name to “DXC Receivables LLC” (the “SPE”) and (v) the Company amended and reaffirmed its guaranty of certain obligations of DXC Technology Services (the “Performance Guaranty”).

The Securitization program agreements contain certain customary representations and warranties and affirmative covenants, including as to the eligibility of the receivables being sold and contributed, and contain customary program termination events and non-reinvestment events. Certain obligations of DXC Technology Services under the Securitization are guaranteed by the Company under the Performance Guaranty. However, the Performance Guaranty does not cover the SPE’s obligations to pay any yield, fees or invested amounts to the Administrative Agent or any of the Purchasers.

DXC Technology Services is obligated to: (i) repurchase any Receivables that were not eligible as represented when sold or contributed and (ii) fund any short-falls in collections for specified non-credit related reasons after sale or contribution. Apart from these obligations, any recourse to the Company or DXC Technology Services for credit-related losses under the Securitization will be limited to the deferred portion of the purchase price for the receivables that is payable by the SPE to DXC Technology Services under the subordinated note issued by the SPE to DXC Technology Services.

The Company uses the proceeds from receivables sales under the Securitization for general corporate purposes.

The foregoing description of the Securitization is qualified in its entirety by reference to (i) the Second Amendment to the Purchase and Sale Agreement, dated as of September 24, 2018, among the Exiting Originators, the Exiting Servicer, DXC Technology Services, the Company and the SPE, (ii) the Fourth Amendment to the Receivables Purchase Agreement, dated as of September 24, 2018, among the Exiting Servicer, the Company, the SPE, the Purchasers and the Administrative Agent, and (iii) the Amended and Restated Performance Guaranty, dated as of September 24, 2018, made by the Company, which are filed as Exhibits 10.1, 10.2 and 10.3 respectively, and incorporated herein by reference.

Revolving Credit Facility

On September 26, 2018, the Company received $190 million of incremental commitments (the “Incremental Revolving Commitments”) under its existing Revolving Credit Facility (as defined below). As a result of the incurrence of the Incremental Revolving Commitments, the aggregate outstanding commitments under the Revolving Credit Facility increased from $3.81 billion to $4.00 billion. There are no borrowings outstanding under the Revolving Credit Facility.

As a result of the incurrence of the Incremental Revolving Commitments, there are $3.43 billion commitments under the Tranche A Facility (as defined in the Revolving Credit Agreement (as defined below)), which are available to be drawn in US dollars, Euro and Sterling, and $570 million commitments under the Tranche B Facility (as defined in the Revolving Credit Agreement), which are available to be drawn in US dollars, Euro, Sterling, Yen, Singapore Dollars and Australian Dollars.

On September 26, 2018, the Company received consents from lenders under the existing Revolving Credit Agreement to extend the maturity of the commitments under the Revolving Credit Facility, including the Incremental Revolving Commitments (the “Extension”). The Extension will become effective on the anniversary of the closing date of the Revolving Credit Agreement on October 11, 2018. As a result of the Extension and the incurrence of the Incremental Revolving Commitments, $3.965 billion of the commitments under the Revolving Credit Agreement will mature on January 15, 2024 and $35 million of the commitments under the Revolving Credit Agreement will mature on January 15, 2021.

Terms and conditions of the Company’s existing revolving credit agreement (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”; and the unsecured revolving credit facility thereunder, the “Revolving Credit Facility”) by and among the Company (as successor to CSC), the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A. (“Citibank”), as administrative agent, Citicorp International Limited, as tranche B sub-agent, and Citibank International PLC, London Branch, as swing line sub-agent, remain as previously described in (i) CSC’s current reports on Form 8-K filed with the Securities and Exchange Commission on October 17, 2013, June 21, 2016, September 29, 2016, February 23, 2017 and April 6, 2017 and (ii) the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2017 and October 2, 2017.

The foregoing description of the Incremental Revolving Commitments is qualified in its entirety by reference to the Sixth Incremental Assumption Agreement, dated September 26, 2018, by and among the Company and the incremental lenders party thereto and consented to, with respect to the New Lender (as defined therein) only, by the Swing Line Banks (as defined in the Revolving Credit Agreement) party thereto and consented to, with respect to the New Lender only, and accepted by Citibank, as administrative agent, which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d) The following exhibits are filed herewith.

Exhibit No.	Description
10.1

Second Amendment to the Purchase and Sale Agreement dated as of September  24, 2018, among Computer Sciences Corporation, as Exiting Originator and Exiting Servicer, Alliance-One Services, Inc., CSC Agility Platform, Inc., CSC Consulting, Inc., CSC Cybertek Corporation, Mynd Corporation and PDA Software Services LLC, as Exiting Originators, DXC Technology Services LLC, as Originator, DXC Technology Company, as Servicer, and DXC Receivables LLC (f/k/a CSC Receivables LLC), as Buyer.

10.2

Fourth Amendment to the Receivables Purchase Agreement dated as of September  24, 2018, among Computer Sciences Corporation, as Exiting Servicer, DXC Receivables LLC (f/k/a CSC Receivables LLC), as seller, DXC Technology Company, as Servicer, the persons from time to time party thereto as Purchasers and group agents, and PNC Bank, National Association, as Administrative Agent.

10.3

Amended and Restated Performance Guaranty dated as of September  24, 2018, made by DXC Technology Company as Performance Guarantor in favor of PNC Bank, National Association, as Administrative Agent, for the benefit of the Secured Parties.

10.4

Sixth Incremental Assumption Agreement dated September  26, 2018, by and among the DXC Technology Company and the incremental lenders party thereto and consented to, with respect to the New Lender (as defined therein) only, by the Swing Line Banks (as defined in the Revolving Credit Agreement) party thereto and consented to, with respect to the New Lender only, and accepted by Citibank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated: September 27, 2018	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh

	Title:	Executive Vice President and Chief Financial Officer